UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 14, 2017 (December 8, 2017)

MGT Capital Investments, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32698	13-4148725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

512 S. Mangum Street, Suite 408, Durham, NC 27701

(Address of principal executive offices, including zip code)

(914) 630-7430

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreements.

On December 8, 2017, MGT Capital Investments, Inc., a Delaware corporation (the “Company”) executed settlement agreements with two investors regarding certain of the Company’s outstanding secured convertible promissory notes and warrants issued in conjunction therewith, as described in detail below. MGT Mining One, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, Iliad Research and Trading, L.P., (“Iliad”), a Utah limited partnership, and the Company entered into a settlement agreement (the “Iliad Settlement Agreement”), whereby Iliad gave the Company a Conversion Notice to convert its secured convertible promissory note (the “Iliad Note”) in the principal amount of $1,355,000, plus accrued interest thereon, into 1,909,863 shares of the Company’s Common Stock, at a conversion price of $0.75 per share. Pursuant to the Iliad Settlement Agreement, the Company and Iliad also agree that the number of Exercise Shares exercisable under the warrant issued in connection with the Iliad Note is increased to 1,724,547. Additionally, Iliad, together with UAHC as defined below, acknowledges in such Settlement Agreement that Iliad and UAHC will be subject to certain penalties if they sell the Company’s Common Stock in violation of the limitations specified therein. A copy of the Iliad Settlement Agreement is attached herein as Exhibit 10.1.

On the same day, MGT Mining Two, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, UAHC Ventures LLC, a Nevada limited liability company (“UAHC”), and the Company entered into a settlement agreement (the “UAHC Settlement Agreement”), whereby UAHC gave the Company a Conversion Notice to convert its secured convertible promissory note (the “UAHC Note”) in the principal amount of $2,410,000, plus accrued interest thereon, into 3,381,816 shares of the Company’s Common Stock at a conversion price of $0.75 per share. Pursuant to the UAHC Settlement Agreement, the Company and UAHC also agree that the number of Exercise Shares exercisable under the warrant issued in connection with the UAHC Note is increased to 1,206,667. Additionally, UAHC acknowledges, together with Iliad, in such Settlement Agreement that Iliad and UAHC will be subject to certain penalties if they sell the Company’s Common Stock in violation of the limitations specified therein. A copy of the UAHC Settlement Agreement is attached herein as Exhibit 10.2.

Unless specifically defined herein, the capitalized terms shall have the meanings as defined in the respective documents attached herein.

Holders of an additional $810,000 principal amount of certain other convertible notes issued by the Company also converted their notes at a conversion price of $0.75 per share, into an aggregate 1,134,000 shares of the Company’s Common Stock.

As a consequence of the above actions, the Company presently has no long-term or short-term debt outstanding.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Iliad Settlement Agreement

10.2	UAHC Settlement Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 14, 2017

MGT Capital Investments, Inc.

By:	/s/ Robert Ladd
Name:	Robert Ladd
Title:	President